EXHIBIT 10.5

TRUST AGREEMENT

By and among

WYNDCREST DD FLORIDA, INC.

THE OFFICE OF TOURISM, TRADE, AND ECONOMIC DEVELOPMENT

AND

THE STATE BOARD OF ADMINISTRATION OF FLORIDA,
as Trustee

Dated as of September 16, 2009

EXHIBIT A - INVESTMENT GUIDELINES
EXHIBIT B - DESIGNATED REPRESENTATIVES
EXHIBIT C - FEES AND INSTRUCTIONS
EXHIBIT D - FORM OF WRITTEN DISBURSEMENT REQUEST
EXHIBIT E - OTTED ACKNOWLEDGEMENT

TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Trust Agreement”), dated as of September 16, 2009, is entered into by and among (i) Wyndcrest DD Florida, Inc. (the “Awardee”), (ii) the State of Florida, Executive Office of the Governor’s Office of Tourism, Trade, and Economic Development (“OTTED”), and (iii) The State Board of Administration of Florida, as trustee (“Trustee”).

WITNESSETH:

WHEREAS, the Awardee and OTTED have entered into that Grant Fund Award Agreement, dated June 27, 2009, as may be amended in accordance with its terms (the “Agreement”), by and between Awardee and OTTED, which awards to the Awardee $20,000,000, (the “Grant Fund Award”); and

WHEREAS, the capitalized terms in this Trust Agreement that are not defined herein shall have the same meaning as the same terms used in the Agreement; and

WHEREAS, the Agreement sets forth certain Award Conditions that the Awardee must meet before the disbursement of certain portions of the Grant Fund Award; and

WHEREAS, OTTED has determined that such portions of the Grant Fund Award should be held in trust pending satisfaction of such Award Conditions; and

WHEREAS, OTTED has agreed to transfer $13,000,000 (Thirteen Million Dollars) of the Grant Fund Award to the Trustee, who shall hold the Grant Fund Award in trust for the sole purpose of disbursing such funds to the Awardee in accordance with the terms of this Trust Agreement; and

NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Agreement and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.          Appointment of Trustee. OTTED hereby appoints the State Board of Administration of Florida as the Trustee under this Trust Agreement. The Trustee is hereby authorized to take any and all actions indicated in this Trust Agreement to be taken by the Trustee and all such further actions consistent herewith as Trustee shall deem necessary or desirable to implement the provisions hereof. The Trustee represents and warrants to OTTED and the Awardee that it has all legal power and authority to act in the manner contemplated by this Trust Agreement. OTTED and the Awardee agree that, except as provided in this Trust Agreement, the authorization and designation of the Trustee under this Section 1 shall be irrevocable and shall be binding upon their successors and assigns.

Section 2.          Establishment of Trust. (a) Within five business days hereof, OTTED shall cause the Grant Fund Award to be transferred to the Trustee, which shall deposit the Grant Fund Award in an account invested in the manner set forth herein. The Trustee shall hold the Grant Fund Award in trust solely for the benefit of the Awardee and for the purpose of disbursing the Grant Fund Award to the Awardee in accordance with the terms and conditions set forth in the Agreement and herein. The Trustee shall have full responsibility for managing all investments of the Grant Fund Award; provided, however, that the Trustee shall invest the Grant Fund Award in a manner consistent with the Investment Guidelines set forth as Exhibit A. Except as set forth in the proceeding sentence, Trustee will not rely on, or require Awardee or OTTED to review any investment decisions or to make any investment recommendations.

(b)            The Trustee shall perform its investment duties in accordance with the fiduciary standards set forth in Section 215.47(9), Florida Statutes. The persons listed as “designated representatives” of Awardee (on the most recent Participant Account Maintenance Form described below) and Trustee on Exhibit B are responsible for the day-to-day management and coordination of transactions. Prior to the initial transfer of Grant Fund Award to the Trustee for investment, OTTED and Awardee shall complete the Participant Account Maintenance Form found in Attachment 1 to Exhibit C. The designated representatives set forth on Exhibit C may be changed by submitting a revised Participant Account Maintenance Form signed by OTTED, Awardee and Trustee, without a formal amendment to this Trust Agreement being necessary.

(c)            DISCLAIMER: Notwithstanding anything herein to the contrary, the Trustee makes no representations, warranties or guarantees regarding the performance of the funds invested hereunder.

Section 3.          Term of Trust Agreement. This Trust Agreement shall continue in effect from the date hereof until the Grant Fund Award has been fully disbursed pursuant to Section 4 hereof, or the earlier termination of this Trust Agreement in accordance with the terms hereof. OTTED shall have the right to terminate this Trust Agreement solely upon the occurrence of a material default that has not been cured in the time frames set forth in the Agreement and that entitles OTTED to terminate the Agreement and dissolve the Trust as provided in the Agreement.

Section 4.           Holding of the Grant Fund Award.

(a)           With respect to each disbursement of the Grant Fund Award, the Awardee and OTTED shall submit to the Trustee the following: (i) a completed written Disbursement Request executed by an authorized officer of Awardee, substantially in the form attached hereto as Exhibit D, certifying that the Awardee has satisfied the Award Conditions set forth in the Agreement for such disbursement; and (ii) a written acknowledgment executed by the Director of OTTED, or his or her authorized representative, substantially in the form attached hereto as Exhibit E, certifying that OTTED has determined that the Awardee has satisfied the Award Conditions for the disbursement or waived such Award Conditions, or authorizing a partial disbursement pursuant to Section 5 of the Agreement (“Disbursement Authorization”). Requests for such disbursement and related acknowledgments thereof will be executed consistent with a current Participant Account Maintenance Form filed with the Trustee, as set out in Attachment 1 to Exhibit C. Trustee shall disburse all interest and securities lending income earned on the Grant Fund Award, net of applicable fees and charges, to OTTED by December 15th via a wire transfer, or other electronic means mutually acceptable to both parties. If December 15th should fall on a weekend or holiday (including days the Trustee, OTTED, banks, or bond markets are closed), such wire transfer shall occur on the next following business day. Upon transfer of interest and security lending income, Trustee will provide to OTTED, in writing, the amount and date of transaction.

(b)         Within five (5) business days after receipt of the documents set forth in Section 4(a) hereof, the Trustee shall disburse the Grant Fund Awards to the Awardee in the amount set forth in the Disbursement Authorization; provided, however, that such time period may be extended by agreement of Awardee and Trustee in the case of any business disruption that materially affects the ability of the Trustee to disburse the Grant Fund Award.

(c)         Any Grant Fund Award not disbursed pursuant to a Disbursement Request shall remain invested by Trustee.

(d)         If this Trust Agreement is terminated early, any and all Grant Fund Award remaining shall be promptly distributed by Trustee to OTTED or its successor in interest. If this Trust Agreement is not terminated early, the Disbursement Request and related acknowledgement for the final disbursement of the Grant Fund Award shall provide for disbursement to Awardee of all of the Grant Fund Award remaining in the Trust.

Section 5.          Receipt. Delivery by the Trustee to the Awardee of a signed and dated acknowledgment of receipt of funds shall serve as acknowledgment by the Trustee of receipt of the Grant Fund Award (and any related instruments of transfer) on the date shown on such signed receipt and acceptance of the Grant Fund Award in trust.

Section 6.          Rights in the Grant Fund Award. While any amount of the Grant Fund Award is held by the Trustee, and pending the release thereof in accordance with Section 4 hereof, Trustee shall retain legal title in and to such amount of the Grant Fund Award (other than any interest or investment income resulting from the investment of the Grant Fund Award which shall at all times be the property of the State of Florida) that has not been disbursed pursuant to the terms hereof; provided, however, that, upon termination of this Trust Agreement, all legal and beneficial rights to the Grant Fund Award that have not been disbursed shall automatically vest in OTTED.

Section 7.          Disputes with Respect to Grant Fund Award. If, at any time, there shall exist any dispute between OTTED and the Awardee with respect to the holding or disposition of any portion of the Grant Fund Award or any other obligations of Trustee hereunder, or if at any time Trustee is unable to determine, to Trustee’s sole satisfaction, the proper disposition of any portion of the Grant Fund Award or Trustee’s proper actions with respect to the Trustee’s obligations hereunder, or if OTTED and Awardee have not, within thirty (30) days of the furnishing by Trustee of a notice of resignation pursuant to Section 8 hereof, appointed a successor Trustee to act hereunder, then Trustee may, in the Trustee’s sole discretion, take either or both of the following actions:

(a)        suspend the performance of any of Trustee’s obligations under this Trust Agreement (other than the obligation to hold the Grant Fund Award in trust and to manage the investment of the Grant Fund Award in accordance with Section 2 of this Trust Agreement) until such dispute or uncertainty shall be resolved to the sole satisfaction of Trustee or until a successor Trustee shall have been appointed (as the case may be); and/or

(b)        petition (by means of an interpleader action, trustee’s petition for instruction, or any other appropriate method) any court of competent jurisdiction in Leon County, Florida, for instructions with respect to such dispute or uncertainty. In the event of such petition, the only issue for adjudication shall be Trustee’s obligations herein and no question of the respective rights and obligations between OTTED and Awardee shall be adjudicated, other than in accordance with the arbitration provisions of the Agreement and the Security Agreement between OTTED and Awardee.

Trustee shall have no liability to OTTED or the Awardee or to any other person with respect to any such suspension of performance, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Grant Fund Award or any delay in or with respect to any other action required or requested of Trustee. Through the duration of any such suspension of performance or court proceedings or arbitration, the Grant Fund Award shall remain invested with the Trustee unless otherwise directed by a court with proper jurisdiction or the presiding arbitrator.

Section 8.          Resignation and Removal of Trustee. Trustee may resign from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to OTTED and the Awardee or may be removed, with or without cause, by OTTED and Awardee (acting jointly), at any time by the giving of five (5) days prior written notice to Trustee executed by both OTTED and Awardee. Such resignation or removal, however, shall take effect upon the appointment of a successor Trustee as provided herein below. Upon any such notice of resignation or removal, OTTED and Awardee (acting jointly) shall appoint a successor Trustee hereunder. Upon the acceptance in writing of any appointment as Trustee hereunder by a successor Trustee, such successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee, and the retiring Trustee shall be discharged from its duties and obligations under this Trust Agreement, but shall not be discharged from any liability for actions taken as Trustee hereunder prior to such succession. After any retiring Trustee’s resignation or removal, the provisions of this Trust Agreement shall inure to its benefit as to any actions taken or omitted to be taken by Trustee while he, she or it was Trustee under this Trust Agreement. If, for any reason, Trustee is unable to perform the duties and obligations set forth in this Trust Agreement, then the Executive Director of the State Board of Administration of Florida shall serve as successor Trustee until such time as OTTED and Awardee name a successor Trustee.

Section 9.          Liability of Trustee.

(a)        Trustee shall have no liability or obligation with respect to the Grant Fund Award, except for Trustee’s willful misconduct or gross negligence. Trustee’s sole responsibilities shall be to invest and disburse the Grant Fund Award in accordance with the terms of this Trust Agreement. Trustee shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Trustee may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Trustee shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Trust Agreement. Trustee shall not be obligated to take any legal action or commence any proceeding in connection with the Grant Fund Award, this Trust Agreement or the Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Trustee may consult legal counsel selected by Trustee in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of the Trustee’s duties hereunder, and shall incur no liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Trustee shall be entitled to reimbursement for reasonable attorney’s fees incurred, arising out of an issue as to its rights, duties or obligations under this Trust Agreement, or as a result of dispute resolution or litigation between the parties to this Trust Agreement. Reimbursement shall be made to the Trustee by OTTED and Awardee, each party being responsible for one-half of the total attorney’s fees incurred by the Trustee.

(b)        The Trustee is authorized, in the Trustee’s sole discretion, to comply with orders issued or process entered by any court with respect to the Grant Fund Award. If any portion of the Grant Fund Award is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Trustee is authorized, in the Trustee’s sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which Trustee is advised by legal counsel selected by the Trustee is or may be binding upon the Trustee, without the need for appeal or other action; and if the Trustee complies with any such order, writ, judgment or decree, Trustee shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(c)        As compensation the Trustee will be paid fees as described in Exhibit C. These fees and other charges will be deducted first from the interest or securities lending income earned on the Grant Fund Award and second (if necessary) from principal amounts of the Grand Fund Award in the manner set forth in Exhibit C.

Section 10.         Miscellaneous.

10.1.              Expenses. Except as otherwise specified, each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation and consummation of this Trust Agreement and the transactions contemplated hereby.

10.2.              Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (a) five (5) days after deposit in the United States mail, by certified mail with return receipt requested and postage prepaid, (b) when delivered personally, one (1) day after delivery to any overnight courier, or (c) when transmitted by facsimile transmission facilities, on the date shown on the confirmation of transmission; and addressed to the party to be notified as follows:

If to OTTED to:

The Office of Tourism, Trade and
Economic Development
Executive Office of the Governor, Suite 1902
The Capitol
Tallahassee, Florida 32399-0001
Attention: Director
Fax: (850) 414-1734

If to Awardee:

Wyndcrest DD Florida, Inc.
11450 S.E. Dixie Highway, Suite 104
Hobe Sound, Florida 33455
Attention: President
Fax: 772-545-9065

If to Trustee, to:

State Board of Administration of Florida
1801 Hermitage Blvd.
Tallahassee, Florida 32308
Attn: Executive Director
Fax: (850) 413-1255

A party may change its address by giving notice to the other parties as specified herein. Notices submitted electronically via computer (E-mail) will not be accepted.

10.3.              Amendment or Waiver. This Trust Agreement may be changed, waived, discharged or terminated only by a writing signed by each of OTTED, Awardee, and Trustee. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

10.4.              Severability. To the extent any provision of this Trust Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Trust Agreement.

10.5.              Governing Law. This Trust Agreement shall be construed and interpreted in accordance with the internal laws of the State of Florida without giving effect to the conflict of laws principles thereof.

10.6.              Entire Agreement; Assignment. This Trust Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except in accordance with its terms. Notwithstanding the foregoing, as between OTTED and Awardee, in the event of an irreconcilable conflict between the terms of the Agreement and the terms of this Trust Agreement, the terms of the Agreement shall control.

10.7.              Binding Effect. All of the terms of this Trust Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of OTTED, Awardee and Trustee.

10.8.              Execution in Counterparts. This Trust Agreement and any directions issued jointly by OTTED and Awardee may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

10.9.              Descriptive Headings. The headings contained in this Trust Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Trust Agreement.

10.10.            Person and Gender. The masculine gender shall include the feminine and neuter genders; the singular shall include the plural.

10.11.            Construction. This Trust Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Trust Agreement to be drafted.

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IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement as of the day set forth on the first page of this Trust Agreement.

WYNDCREST DD FLORIDA, INC.

By:	/s/ Jonathan Teaford
Name:	Jonathan Teaford
Title:	President

EXECUTIVE OFFICE OF THE GOVERNOR
OFFICE OF TOURISM, TRADE, AND
ECONOMIC DEVELOPMENT

By:	/s/ Dale A. Brill
Name:	Dale A. Brill Ph.D.
Title:	Director

STATE BOARD OF ADMINISTRATION OF FLORIDA

By:	/s/ Ash Williams
Name:	Ash Williams
Title:	Executive Director & CIO

Approved as to legally:

By:	/s/ Thomas A. Beenck
Thomas A. Beenck
General Counsel